THOMAS WEISEL PARTNERS GROUP, INC. REPORTS THIRD QUARTER RESULTS
WITH REBOUND IN BROKERAGE AND STRONG M&A

San Francisco, November 1, 2007 - Thomas Weisel Partners Group, Inc. (NASDAQ: TWPG) reported net revenues of $63.7 million in the third quarter of 2007 and $212.1 million in the first nine months of 2007, increases of 10% and 6%, respectively, from the comparable periods in 2006.

Non-GAAP net income and diluted earnings per share were $0.3 million and $0.01 for the third quarter of 2007. For the first nine months of 2007, non-GAAP net income and diluted earnings per share were $14.4 million and $0.54. GAAP net income and diluted earnings per share for the third quarter of 2007 were losses of $0.8 million and $0.03. For the first nine months of 2007, GAAP net income and diluted earnings per share were $11.2 million and $0.42. These non-GAAP financial measures adjust for certain one-time events related to our conversion to a corporation and our initial public offering. Reconciliation between our GAAP results and these non-GAAP measures is discussed below under “Non-GAAP Financial Measures”.

Business Highlights

•
Brokerage. Brokerage revenues increased 16% to $30.3 million in the third quarter of 2007 compared to the second quarter of 2007 mainly due to increases in trading volumes in our institutional equity trading and also due to improvements in our convertible debt trading revenues.

“The broadening of our geographic coverage, including our recent addition of senior institutional sales professionals in the Midwest and in Europe, contributed to this quarter’s brokerage performance,” said Paul Slivon, Director of Institutional Sales. “Our convertible trading team was able to contribute to revenue growth through strong risk management during the difficult credit market conditions experienced in July and August,” continued Mr. Slivon.

“Our electronic trading group saw increased volumes and revenues in the third quarter as we continue to build out our product lines,” added Tony Stais, Director of Trading.

•
Investment Banking. Investment banking revenues increased 15% in the third quarter and 9% in the first nine months of 2007 to $25.5 million and $94.4 million, respectively, from the comparable periods in 2006. We completed 15 transactions in the third quarter and 55 transactions in the first nine months of 2007. Our average revenue per transaction increased to $1.7 million in both the third quarter and first nine months of 2007 compared to $1.4 million and $1.5 million in the comparable periods in 2006, respectively. We book- and lead-managed 40% and 43% of our public and private capital raising transactions in the third quarter and first nine months of 2007, respectively, compared to 45% and 37% in the comparable periods of 2006.

We advised a diverse group of companies in the third quarter including, American Technical Ceramics Corp. in its sale to AVX Corporation for approximately $231 million, Innovative Systems Design, Inc. in its sale to Agilysys, Inc. for approximately $100 million, Noven Pharmaceuticals, Inc. in its acquisition of JDS Pharmaceuticals, LLC for approximately $125 million, Rivals.com in its sale to Yahoo! Inc. and Spencer Gifts Holdings, Inc. in its sale to ACON Investments. Other notable third quarter transactions included a joint book-managed follow-on offering for Double-Take Software, Inc. and co-managed initial public offerings for lululemon athletica Inc., Masimo Corporation, Netezza Corporation and Orbitz Worldwide, Inc. Additionally, we were the sole agent on a PIPE transaction and on two private placements, including a $62 million placement for iCrossing, Inc.

“Our clients’ fundamentals remain strong, and the after-market performance for the 24 IPOs for clients that we have brought public this year is up 45% year-to-date,” said Thomas Weisel, CEO and Chairman. “Down slightly compared to the beginning of the third quarter, our backlog remains robust, and we’ve already completed fifteen investment banking transactions which have generated $16.0 million in revenues in the fourth quarter through October.”

•
Asset Management. Asset management revenues grew 63% and 62% in the third quarter and first nine months of 2007 to $6.7 million and $26.7 million, respectively, from the comparable periods in 2006. The increases were driven by private equity gains of $3.0 million in the third quarter and $14.2 million in the first nine months of 2007.

•
Growth Initiatives. In the third quarter of 2007, we increased our compensation and benefits ratio to 60.0% compared to 57.4% in the second quarter of 2007. This ratio increase is in a large part due to our Discovery Research revenues falling short of expectations and our decision to expand our salesforce into Europe. We calculate our compensation ratio in the manner described under “Other Metrics” below.

•
Acquisition of Westwind Partners. On October 1, 2007, we announced the signing of an agreement to acquire Westwind Partners, a full service, institutionally oriented, independent investment bank focused on the energy and mining sectors. Westwind, founded in 2002 and headquartered in Toronto, has offices in Calgary, Montreal and London with approximately 100 employees. On October 24, 2007 we filed a preliminary proxy statement with the Securities and Exchange Commission, which contains further information regarding the Westwind transaction. We currently expect this transaction to close during the first quarter of 2008.

“The Westwind acquisition will give us access to the energy and mining sectors, which are key verticals to expanding internationally and highly complementary to our existing coverage universe,” said Mr. Weisel. “Companies in these sectors are prodigious capital raisers, and our growth brand applied to these sectors is a powerful combination.” Mr. Weisel continued, “This acquisition is a significant milestone in our building of the premier, global middle market investment bank.”

THOMAS WEISEL PARTNERS GROUP, INC. AND SUBSIDIARIES
(Dollar amounts in thousands, except book value per share)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenue Detail:
Investment banking
Capital raising	$10,103	$13,950	$51,194	$70,923
M&A	15,439	8,278	43,245	15,955
Total investment banking	25,542	22,228	94,439	86,878
Brokerage	30,344	30,682	85,426	94,845
Asset management
Management fees	3,928	2,887	11,990	9,456
Private equity gains	2,976	820	14,233	6,486
Other securities	(190)	416	488	517
Total asset management	6,714	4,123	26,711	16,459
Interest income	3,799	4,197	12,686	9,471
Other revenue	—	—	920	—
Total revenues	66,399	61,230	220,182	207,653
Interest expense	(2,687)	(3,110)	(8,042)	(7,822)
Net revenues	$63,712	$58,120	$212,140	$199,831

Investment Banking Transactions:
Capital raising	10	11	42	49
M&A	5	5	13	10
Total investment banking transactions	15	16	55	59
Revenue per transaction	$1,703	$1,389	$1,717	$1,473
Other Metrics:
Non-GAAP compensation ratio*	60.0%	55.0%	57.7%	54.8%
Non-compensation ratio**	43.2%	39.6%	35.5%	36.2%
IPO equity award expense	$1,862	$2,157	$5,585	$5,127
Shareholders’ equity	284,766	256,283	284,766	256,283
Common shares outstanding	25,548	25,831	25,548	25,831
Book value per share	$11.15	$9.92	$11.15	$9.92

*
As described in our periodic reports filed with the SEC, our Non-GAAP compensation ratio is the ratio of our compensation and benefits expense (excluding expenses relating to IPO equity awards) to net revenues (excluding investment gains and losses attributable to investments in partnerships and other securities). Without excluding these amounts, our ratio of compensation and benefits expense to net revenues is 60.1% and 57.9% for the three months ended September 30, 2007and 2006, respectively, and 56.4% and 55.5% for the nine months ended September 30, 2007 and 2006, respectively.

**	Our Non-compensation ratio is the ratio of all expense (other than compensation and benefits expense and interest expense) to net revenues.

Non-GAAP Financial Measures

We have reported in this press release our net income for the third quarter and first nine months of 2007 on a non-GAAP basis by excluding $1.1 million and $3.2 million, respectively, of after-tax non-cash expense associated with the initial grant of restricted stock units made in connection with our initial public offering. We have also reported in this press release our net income for the third quarter and first nine months of 2006 on a non-GAAP basis by:

•
in the case of the third quarter of 2006, excluding $1.2 million of after-tax non-cash expense associated with the initial grant of restricted stock units made in connection with our initial public offering; and

•
in the case of the first nine months of 2006, by (i) excluding the effect of recognizing during the first quarter of 2006 a $13.8 million one-time net deferred tax benefit resulting from our conversion to a corporation from a limited liability company (but not excluding subsequent adjustments to the related valuation allowance), (ii) excluding the $3.0 million after-tax non-cash expense incurred in the first nine months of 2006 associated with the initial grant of restricted stock units made in connection with our initial public offering and (iii) including additional income tax expense of $1.5 million for the first quarter of 2006, because we estimate that had we converted to a corporation on January 1, 2006 we would have incurred additional income tax expense for the period from January 1, 2006 to February 7, 2006 equal to our net income for the period from January 1, 2006 through February 7, 2006 of $3.6 million multiplied by the applicable federal and state tax rate for the first quarter of 2006 of 42%.

We have reported in this press release our basic and diluted earnings per share for the third quarter of 2007 on a non-GAAP basis by:

•
using $0.3 million as the numerator of our non-GAAP basic and diluted earnings per share calculations, which amount is derived by beginning with our net loss attributable to common shareholders of $0.8 million and adjusting to exclude the after-tax non-cash expense associated with our initial grant of restricted stock units of $1.1 million; and

•
using as the denominator of our non-GAAP basic and diluted earnings per share calculations the basic and diluted weighted average shares used, respectively, as the denominator of our GAAP basic and diluted earnings per share calculations.

We have reported in this press release our basic and diluted earnings per share for the first nine months of 2007 on a non-GAAP basis by:

•
using $14.4 million as the numerator of our non-GAAP basic and diluted earnings per share calculations, which amount is derived by beginning with net income attributable to common shareholders of $11.2 million and adjusting to exclude the after-tax non-cash expense associated with our initial grant of restricted stock units of $3.2 million; and

•
using as the denominator of our non-GAAP basic and diluted earnings per share calculations the basic and diluted weighted average shares used, respectively, as the denominator of our GAAP basic and diluted earnings per share calculations.

We have reported in this press release our basic and diluted earnings per share for the third quarter of 2006 on a non-GAAP basis by:

•
using $2.8 million as the numerator of our non-GAAP basic and diluted earnings per share calculations, which amount is derived by beginning with net income attributable to common shareholders of $1.6 million and adjusting to exclude the after-tax non-cash expense associated with our initial grant of restricted stock units of $1.2 million; and

•
using as the denominator of our non-GAAP basic and diluted earnings per share calculations the basic and diluted weighted average shares used, respectively, as the denominator of our GAAP basic and diluted earnings per share calculations.

We have also reported in this press release our basic and diluted earnings per share for the first nine months of 2006 on a non-GAAP basis by:

•
using $13.9 million as the numerator of the non-GAAP earnings per share calculation, which amount is derived by beginning with net income attributable to common shareholders of $24.6 million for the first nine months of 2006 and adjusting to (i) exclude the effect of the $13.8 million one-time net deferred tax benefit recognized in the first quarter of 2006 (but not excluding subsequent adjustments to the related valuation allowance), (ii) include the additional income tax expense of $1.5 million with respect to the period from January 1, 2006 through February 7, 2006, (iii) exclude the after-tax non-cash expense associated with our initial grant of restricted stock units of $3.0 million for the first nine months of 2006 and (iv) exclude $1.6 million of preferred dividends and accretion with respect to the period from January 1, 2006 through February 7, 2006; and

•
increasing the weighted average shares used as the denominator of the non-GAAP earnings per share calculation by 657,836, which is the amount by which weighted average shares would have increased had the 4,914,440 shares we issued in our initial public offering been outstanding for all of the first quarter of 2006.

Although we expect to grant restricted stock units and other share-based compensation in the future, we do not expect to make any such substantial grants outside of our regular compensation and hiring process, as we did when we granted restricted stock units in connection with our initial public offering. Also, in the future we do not expect that a similar conversion-related deferred tax benefit will arise and we expect to be subject to state and federal income tax, in each case, because we do not expect to change our corporate form again.

Our management has utilized a non-GAAP calculation of net income and non-GAAP calculations of basic and diluted earnings per share that are adjusted in the manner described above as an additional device to aid in understanding and analyzing our financial results in the third quarter and first nine months of 2007 and 2006. Our management believes that these non-GAAP measures will allow for a better evaluation of the operating performance of our business and facilitate meaningful comparison of our results in the current period to those in prior periods and future periods that did not and likely will not include the adjusted items. Our reference to these measures should not, however, be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors’ overall understanding of our current financial performance and our prospects for the future. Specifically, our management believes that the non-GAAP measures provide useful information to both management and investors by excluding certain items that may not be indicative of our core operating results and business outlook.

A limitation of utilizing these non-GAAP measures of net income and basic and diluted earnings per share is that the GAAP accounting effects of these events do in fact reflect the underlying financial results of our business and these effects should not be ignored in evaluating and analyzing our financial results. Therefore, management believes that both our GAAP measures of net income and basic and diluted earnings per share and these non-GAAP measures of our financial performance should be considered together.

A reconciliation of our third quarter of 2007 and 2006 GAAP net income to our third quarter of 2007 and 2006 non-GAAP net income is set forth below.

	For Three Months Ended September 30,
	2007	2006
	(In millions)
Net income (loss)	$(0.8)	$1.6
Exclusion of the after-tax non-cash expense associated with initial grant of restricted stock units	1.1	1.2

Non-GAAP net income	$0.3	$2.8

A reconciliation of our first nine months of 2007 and 2006 GAAP net income to our first nine months of 2007 and 2006 non-GAAP net income is set forth below.

For Nine Months Ended September 30,
2007	2006
(In millions)
Net income	$11.2	$26.2
Exclusion of the effect of recording net deferred tax benefit	—	(13.8)
Inclusion of additional income tax expense	—	(1.5)
Exclusion of the after-tax non-cash expense associated with initial grant of restricted stock units..	3.2	3.0

Non-GAAP net income	$14.4	$13.9

We calculate earnings per share in accordance with FASB Statement No. 128, Earnings per Share. Basic earnings per share is calculated by dividing net income attributable to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share includes the determinants of basic earnings per share plus all dilutive potential common shares that were outstanding during the period. We use the treasury stock method to reflect the potential dilutive effect of outstanding unvested restricted stock units, an outstanding warrant to purchase common stock and outstanding unexercised stock options. With respect to the third quarter and first nine months of 2007 and 2006, certain outstanding unexercised stock options were anti-dilutive and not considered in the determination of diluted earnings per share.

The following table sets forth our GAAP basic and diluted weighted average shares outstanding and our GAAP basic and diluted earnings per share for the third quarter and first nine months of 2007 and 2006, as well as our non-GAAP basic and diluted weighted average shares outstanding and non-GAAP earnings per share for the third quarter and first nine months of 2007 and 2006, in each case after applying the adjustments described above:

	For Three Months Ended September 30,		For Nine Months Ended September 30,
	2007	2006	2007	2006
Weighted average shares used in computation of earnings per share:
Basic (in thousands)	26,196	25,839	26,188	23,377
Diluted (in thousands).	26,196	26,218	26,539	23,913

Earnings (loss) per share:
Basic	($0.03)	$0.06	$0.43	$1.05
Diluted	($0.03)	$0.06	$0.42	$1.03

Non-GAAP adjusted weighted average shares used in computation of non-GAAP earnings per share:
Basic (in thousands)	26,196	25,839	26,188	24,035
Diluted (in thousands)	26,428	26,218	26,539	24,571

Non-GAAP earnings per share:
Basic	$0.01	$0.11	$0.55	$0.58
Diluted	$0.01	$0.11	$0.54	$0.56

Further information regarding these non-GAAP financial measures has been included in our Annual Report on Form 10-K for the full year ended December 31, 2006, as well as our Quarterly Reports on Form 10-Q for the three month periods ended March 31, June 30 and September 30, 2006 and March 31 and June 30, 2007. Our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q are available to the public from the SEC’s internet site at http://www.sec.gov and from our public internet site at http://www.tweisel.com. You may also read and copy any Annual Report on Form 10-K or Quarterly Report on Form 10-Q that we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549, U.S.A. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

Quarterly Earnings Conference Call

Thomas Weisel Partners Group, Inc. will host its third quarter conference call on Thursday, November 1, 2007 at 5:30 p.m. Eastern time (2:30 p.m. Pacific time). The conference call may include forward-looking statements, including guidance as to future results.

All interested parties are invited to listen to Thomas Weisel Partners’ Chairman and Chief Executive Officer, Thomas W. Weisel, and Chief Operating Officer and Chief Financial Officer, David Baylor, by dialing 888/806-6208 (domestic) or 913/312-1469 (international). The confirmation code for both the domestic and international lines is: 2841305.

A live web cast of the call, as well as the company’s results, will be available through the investor relations/webcasts section of our website, www.tweisel.com. To listen to the live call, please go to the website at least 15 minutes early to register, download, and install any necessary audio software.

For those who cannot listen to the live broadcast, a replay will be available on this site one hour after the call through November 16, 2007.

About Thomas Weisel Partners Group, Inc.

We are an investment bank, founded in 1998, focused principally on the growth sectors of the economy. Our business is managed as a single operating segment and we generate revenues from three principal sources: investment banking, brokerage and asset management. Our investment banking group is comprised of two disciplines: corporate finance and strategic advisory. Our brokerage group provides equity and convertible debt securities sales and trading services to institutional investors, and offers brokerage, advisory and cash management services to high-net-worth individuals and corporate clients.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, which are subject to risks, uncertainties and assumptions about us. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “optimistic”, “potential”, “future” or “continue”, the negative of these terms and other comparable terminology. These statements are only predictions based on our current expectations about future events. There are important factors that could cause actual results, level of activity, performance or achievements or other events or circumstances to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements. These factors include, but are not limited to, Thomas Weisel Partners’ and Westwind Partners’ ability to complete the transaction in a timely manner or at all, implement their strategic initiatives and achieve the expected benefits of the transaction, integrate their operations and retain their professionals, as well as competitive, economic, political, and market conditions and fluctuations, government and industry regulation, other risks relating to the transaction, including the effect of the announcement of the transaction on the companies’ business relationships, operating results and business generally and other factors. Some of the other factors are those that are discussed in Item 1A - “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006 and in our Quarterly Reports on Form 10-Q and our preliminary proxy statement filed with the SEC thereafter. We do not assume responsibility for the accuracy or completeness of any forward-looking statement and you should not rely on forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements to conform them to actual results or revised expectations.

Additional Information

Thomas Weisel Partners has filed a preliminary proxy statement and other relevant documents relating to the acquisition of Westwind Partners with the SEC and expects to file a definitive version of the proxy statement in the near future. Shareholders of Thomas Weisel Partners are urged to read the Proxy Statement and any other relevant documents filed with the SEC when they become available because they will contain important information. Investors and shareholders can obtain free copies of the proxy statement and other documents when they become available (i) by calling Investor Relations at 415-364-2500, (ii) by going to the Investor Relations section of www.tweisel.com or (iii) by mailing a request to Thomas Weisel Partners, Investor Relations, One Montgomery Street, San Francisco, CA 94104. In addition, documents filed with the SEC by Thomas Weisel Partners are available free of charge at the SEC’s web site at www.sec.gov.

Thomas Weisel Partners and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Thomas Weisel Partners in connection with the proposed transaction. Information regarding Thomas Weisel Partners’ directors and executive officers is available in Thomas Weisel Partners’ Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on March 16, 2007, and its Proxy Statement for its 2007 Annual Meeting of Shareholders, which was filed with the SEC on April 12, 2007. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Thomas Weisel Partners as described above. Additional information regarding the interests of such potential participants is included in the proxy statement and the other relevant documents filed with the SEC.

Investor Relations Contact:	Media Contact:
Deborah Lightfoot	Amanda Gaines-Cooke
415-364-2500	415-364-2500
investorrelations@tweisel.com	amandagainescooke@tweisel.com

THOMAS WEISEL PARTNERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenues:
Investment banking	$25,542	$22,228	$94,439	$86,878
Brokerage	30,344	30,682	85,426	94,845
Asset management	6,714	4,123	26,711	16,459
Interest income	3,799	4,197	12,686	9,471
Other revenue	—	—	920	—

Total revenues	66,399	61,230	220,182	207,653
Interest expense	(2,687)	(3,110)	(8,042)	(7,822)

Net revenues	63,712	58,120	212,140	199,831

Expenses excluding interest:
Compensation and benefits	38,304	33,648	119,689	110,983
Brokerage execution, clearance and account administration	5,287	4,441	14,970	17,525
Communications and data processing	4,642	3,958	13,794	12,525
Depreciation and amortization	1,536	2,117	4,781	6,598
Marketing and promotion	3,868	2,817	10,523	8,509
Occupancy and equipment	5,134	5,524	13,835	13,787
Other expense	7,055	4,182	17,351	13,482

Total expenses excluding interest	65,826	56,687	194,943	183,409

Income (loss) before taxes	(2,114)	1,433	17,197	16,422
Provision for taxes (tax benefit)	(1,314)	(119)	5,994	(9,759)

Net income (loss)	(800)	1,552	11,203	26,181

Preferred dividends and accretion	—	—	—	(1,608)

Net income (loss) attributable to common shareholders and to class A, B and C shareholders	$(800)	$1,552	$11,203	$24,573

Earnings (loss) per share:
Basic earnings (loss) per share	$(0.03)	$0.06	$0.43	$1.05
Diluted earnings (loss) per share	$(0.03)	$0.06	$0.42	$1.03

Weighted average shares used in computation of per share data:
Basic weighted average shares outstanding	26,196	25,839	26,188	23,377
Diluted weighted average shares outstanding	26,196	26,218	26,539	23,913

THOMAS WEISEL PARTNERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED QUARTERLY STATEMENT OF OPERATIONS
(Unaudited)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2007	2007	2007	2006	2006
	(In thousands)
Revenues:
Investment banking	$25,542	$29,605	$39,292	$37,258	$22,228
Brokerage	30,344	26,226	28,856	28,964	30,682
Asset management	6,714	14,282	5,715	9,293	4,123
Interest income	3,799	4,539	4,348	4,054	4,197
Other revenue	—	—	920	—	—

Total revenues	66,399	74,652	79,131	79,569	61,230
Interest expense	(2,687)	(2,913)	(2,442)	(3,083)	(3,110)

Net revenues	63,712	71,739	76,689	76,486	58,120

Expenses excluding interest:
Compensation and benefits	38,304	37,395	43,990	41,212	33,648
Brokerage execution, clearance and account administration	5,287	4,970	4,713	5,096	4,441
Communications and data processing	4,642	4,441	4,711	4,125	3,958
Depreciation and amortization	1,536	1,521	1,724	1,951	2,117
Marketing and promotion	3,868	3,042	3,613	3,036	2,817
Occupancy and equipment	5,134	4,650	4,051	4,139	5,524
Other expense	7,055	5,291	5,005	7,224	4,182

Total expenses excluding interest	65,826	61,310	67,807	66,783	56,687

Income (loss) before taxes	(2,114)	10,429	8,882	9,703	1,433
Provision for taxes (tax benefit)	(1,314)	3,827	3,481	963	(119)

Net income (loss)	$(800)	$6,602	$5,401	$8,740	$1,552